Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Van A. Dukeman, CFA
President and CEO
van.dukeman@mainstreettrust.com
Champaign, Illinois
217.351.6568

Main Street Trust Announces

Strong Earnings for

First Quarter 2006

CHAMPAIGN, Ill., April 24, 2006/PRNewswire — Main Street Trust, Inc. (OTCBB:MSTI) reported strong earnings, posting $0.46 in unaudited consolidated net income per diluted share for the quarter ended March 31, 2006, compared to $0.41 per diluted share for the same period in 2005, an increase of 12.20%.  Consolidated net income for the quarter totaled $4.690 million compared to $3.933 million for the same period in 2005, an increase of 19.25%.

Van A. Dukeman, President and CEO stated that, “Main Street had another excellent quarter highlighted by the continued growth of assets under management in our Wealth Management Division to $2.185 billion.  We believe these positive results are achieved through our continued focus on building solid relationships with our clients through trust, knowledge and service.  Our focus on growth of assets under management is consistent with our strategic plan to grow  in this area to $3-5 billion over the next 5-8 years.”

Dukeman also highlighted activities of the first quarter, which included a new website, a new branch prototype, new Health Savings Account products, and a home equity loan growth strategy in the Retail Division.

Cash Dividend Paid

The Company distributed a $0.23 per share cash dividend on April 21, 2006, payable to shareholders of record on April 7, 2006.  This is the second quarterly cash dividend paid in 2006, and represents a 4.55% increase in the quarterly dividends paid for the same period in 2005.

Annual Meeting of Shareholders

Main Street Trust, Inc. will hold it’s Annual Meeting of Shareholders on Wednesday, May 17, 2006 at 6:00 pm at The Virginia Theatre, 203 W. Park Avenue, Champaign, Illinois.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.58 billion in assets as of March 31, 2006, providing financial services at 23 locations in Downstate Illinois.  Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois.  In addition, Main Street Wealth Management has $2.19 billion of financial assets under management for individuals and institutions.  Main Street Trust, Inc. also owns a retail payment processing subsidiary — FirsTech, Inc., which processes over 25 million items per year.

Condensed Consolidated Balance Sheets
(Unaudited, in thousands)	March 31, 2006	December 31, 2005	March 31, 2005
ASSETS
Cash and cash equivalents	$53,353	$94,066	$94,265
Investments in debt and equity securities	477,745	444,623	322,362
Mortgage loans held for sale	1,696	1,661	577
Loans, net of allowance for loan losses	961,564	1,002,927	764,070
Premises and equipment	22,841	23,047	16,909
Goodwill	20,736	20,736	—
Core deposit intangibles	4,351	4,569	—
Accrued interest receivable	10,915	8,461	6,853
Other assets	28,168	25,047	19,602

Total assets	$1,581,369	$1,625,137	$1,224,638

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,252,725	$1,275,972	$958,451
Federal funds purchased, repurchase agreements and notes payable	115,346	118,452	108,818
Federal Home Loan Bank advances and other borrowings	47,766	67,386	27,571
Accrued interest payable	4,510	4,657	2,889
Other liabilities	15,913	14,901	12,402

Total liabilities	$1,436,260	$1,481,368	$1,110,131

Total shareholders’ equity	145,109	143,769	114,507

Total liabilities and shareholders’ equity	$1,581,369	$1,625,137	$1,224,638

Consolidated Statements of Income
(Unaudited, in thousands)	Three Months Ended:
	March 31, 2006	December 31, 2005	March 31, 2005
Interest Income:
Loans and fees on loans	$16,795	$17,027	$11,405
Investments in debt and equity securities
Taxable	4,106	3,196	2,364
Tax-exempt	330	360	401
Federal funds sold and interest bearing deposits	297	771	221
Total interest income	21,528	21,354	14,391

Interest expense:
Deposits	7,418	6,718	3,600
Federal funds purchased, repurchase agreements and notes payable	1,151	969	507
Federal Home Loan Bank advances and other borrowings	681	808	386
Total interest expense	9,250	8,495	4,493

Net interest income	12,278	12,859	9,898

Provision for loan losses	450	450	330

Net interest income after provision for loan losses	11,828	12,409	9,568

Non-interest income:
Remittance processing	1,765	1,604	1,707
Trust and brokerage fees	1,915	1,794	1,842
Service charges on deposit accounts	685	794	526
Securities transactions, net	267	(136)	190
Gain on sales of mortgage loans, net	126	160	137
Other	761	890	613
Total non-interest income	5,519	5,106	5,015

Non-interest expense:
Salaries and employee benefits	5,921	5,774	4,947
Occupancy	792	781	662
Equipment	615	637	606
Data processing	738	747	551
Office supplies	296	339	298
Amortization expense- core deposit intangibles	218	218	—
Service charges from correspondent banks	64	124	110
Other	1,401	1,845	1,275
Total non-interest expense	10,045	10,465	8,449

Income before income taxes	7,302	7,050	6,134

Income taxes	2,612	2,553	2,201
Net income	$4,690	$4,497	$3,933

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2006	2005	2005
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.46	$0.44	$0.42
Weighted average shares of common stock outstanding	10,141,775	10,197,424	9,453,196
Diluted earnings per share	$0.46	$0.44	$0.41
Weighted average shares of common stock and dilutive potential common shares outstanding	10,264,692	10,294,786	9,554,697
Market price per share at period end(1)	$30.75	$29.85	$29.60
Price to book ratio(1)	214.73%	210.66%	244.63%
Price to earnings ratio(1),(2)	16.53	16.40	18.85
Cash dividends paid per share	0.23	0.22	0.22
Cash dividends declared per share	0.23	0.23	0.22
Book value per share	$14.32	$14.17	$12.10
Tangible book value per share(3)	$12.02	$11.86	$12.10
Ending number of common shares outstanding	10,132,875	10,146,675	9,460,870

AVERAGE BALANCES
Assets	$1,595,112	$1,593,509	$1,218,171
Investment securities	469,692	389,215	346,215
Gross loans(4)	990,736	1,025,537	771,499
Earning assets	1,466,802	1,470,756	1,137,086
Deposits	1,249,953	1,243,489	958,418
Interest bearing liabilities	1,208,799	1,222,910	909,268
Common shareholders’ equity	144,877	144,286	114,639

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$12,461	$13,057	$10,117
Gross loans(4)	976,859	1,018,060	774,602
Allowance for loan losses	13,599	13,472	9,955
Total assets under management	2,185,360	2,115,238	1,943,926

PERFORMANCE RATIOS
Return on average assets(5)	1.19%	1.12%	1.31%
Return on average equity(5)	13.13%	12.37%	13.91%
Net yield on average earning assets(5),(6)	3.45%	3.52%	3.61%
Interest spread(5),(6)	2.90%	3.05%	3.21%
Net overhead efficiency ratio(6),(7)	56.71%	57.19%	56.55%
Non-interest revenues as a of total revenues(7),(8)	29.96%	28.96%	32.77%
Allowance for loan losses to loans	1.39%	1.32%	1.29%
Allowance as a percentage of non-performing loans	176.08%	449.07%	401.90%
Average loan to deposit ratio	79.26%	82.47%	80.50%
Dividend payout ratio(2)	48.39%	48.90%	54.78%

ASSET QUALITY
Net charge-offs	$323	$666	$25
Non-performing loans	7,723	3,000	2,477
Other non-performing assets	804	224	140

(1) Closing price at end of period

(2) Last 12-months earnings

(3) Net of goodwill and core-deposit intangibles

(4) Loans include mortgage loans held for sale and nonaccrual loans

(5) Annualized

(6) On a fully tax-equivalized basis

(7) Does not include securities gains/losses

(8) Net of interest expense

Special Note Concerning Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.